AMERICAN INTERNATIONAL HOLDINGS CORP.

Unaudited Pro Forma Condensed Combined Financial Statements

AMERICAN INTERNATIONAL HOLDINGS CORP.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined balance sheet presents the historical balance sheets of American International Holdings Corp. (“AMIH”) and Novopelle Diamond, LLC (“Novopelle”) as of March 31, 2019, and accounts for the acquisition of Novopelle as a reverse acquisition transaction, with Novopelle as the accounting acquirer giving effect to the transaction as if it had occurred as of March 31, 2019. Effective April 12, 2019, AMIH issued 18,000,000 shares of the AMIH’s common stock to the three members of Novopelle, to acquire 100% of the membership interests of Novopelle. The issuance of these shares represent a change in control of the AMIH. At closing, in accordance with the share exchange agreement, AMIH will remain as the parent company with Novopelle being a wholly owned subsidiary of AMIH.

The AMIH balance sheet information was derived from its unaudited balance sheet as of March 31, 2019 included in its quarterly report on Form 10-Q that was filed with the Securities and Exchange Commission (“SEC”) on July 10, 2019. Novopelle balance sheet information was derived from its unaudited balance sheet as of March 31, 2019.

The unaudited pro forma condensed statements of operations are based on the historical statements of AMIH and Novopelle, and combine the results of operations of AMIH and Novopelle for the year ended December 31, 2018, and three months ended March 31, 2019, giving effect to the transaction as if it occurred on January 1, 2018, and reflecting the pro forma adjustments expected to have a continuing impact on the combined results.

The historical results of operations of AMIH were derived from its unaudited statements of operations of the three months ended March 31, 2019 included in its quarterly report on Form 10-Q that was filed with the SEC on July 10, 2019, and its audited statement of operations for the year ended December 31, 2018 included in its annual report on Form 10-K that was filed with the SEC on July 2, 2019. The historical results of operations of Novopelle were derived from its unaudited statement of operations for the three month ended March 31, 2019 and its audited statement of operations for the period from January 31, 2018 (inception) to December 31, 2018 that are included in this Form 8-K.

The unaudited pro forma condensed combined financial statements are for information purposes only. They do not purport to indicate the results that would have actually been obtained had the reverse acquisition been completed on the assumed date or for the periods presented, or that may be realized in the future. Furthermore, while the pro forma financial information reflects transaction costs incurred with the acquisition of Novopelle by AMIH on April 12, 2019, the pro forma financial information does not reflect the impact of any reorganization or restructuring expenses or operating efficiencies resulting from the transaction. The unaudited pro forma condensed combined financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements referred to above.

1

American International Holdings Corp. and Subsidiary

Condensed Combined Balance Sheets

March 31, 2019

	American International Holdings Corp.	Novopelle Diamond, LLC	Pro Forma Adjustments		Pro Forma Combined
Assets
Current assets:
Cash	$-	$1,005	$-		$1,005
Total current assets	-	1,005	-		1,005

Operating lease right-of-use assets, net	-	273,686	-		273,686

Property and equipment, net	-	133,867	-		133,867

Other assets	-	9,210	-		9,210
Total assets	$-	$417,768	$-		$417,768

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$4,020	$5,933	$-		$9,953
Accrued interest payable to related party	948	-	-		948
Short-term notes payable related parties	13,473	123,333			136,806
Current installments of long-term debt	-	12,747	-		12,747
Current installments of lease liabilities	-	50,155	-		50,155
Total current liabilities	18,441	192,168	-		210,609

Long-term debt, less current installments	-	21,280	-		21,280
Operating lease liabilities, less current installments	-	231,488	-		231,488
Total liabilities	18,441	444,936	-		463,377

Stockholders equity:
Preferred stock	-	-	-		-
Common stock	1,093	-	1,800	(1)	2,893
Treasury stock	(3,894)	-	-		(3,894)
Additional paid-in capital	7,323,756	4,162	(7,339,396)	(2)	(13,278)
			(1,800)	(1)

Accumulated deficit (earnings)	(7,339,396)	(31,330)	7,339,396	(2)	(31,330)
Total stockholders’ equity (deficit)	(18,441)	(27,168)	-		(45,609)

Total liabilities and stockholders’ equity (deficit)	$-	$417,768	$-		$417,768

See accompanying notes to unaudited pro forma condensed combined financial statements.

2

AMERICAN INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARY

Condensed Combined Statements of Operations

Three-month period ended March 31, 2019

	American International Holdings Corp.	Novopelle Diamond, LLC	Pro Forma Adjustments		Pro Forma Combined

Revenues	$-	$15,241	$-		$15,241
Cost of sales	-	12,656	-		12,656
Gross margin	-	2,585	-		2,585

Operating expenses:
Selling and marketing	-	606	-		606
General and administrative	1,518	20,595	-		22,113
Total operating expenses	1,518	21,201	-		22,719

Operating loss	(1,518)	(18,616)	-		(20,134)

Other expenses - interest expense	(96)	(5,194)	-		(5,290)

Net loss before income taxes	(1,614)	(23,810)	-		(25,424)

Provision for income taxes	-	-	-		-

Net loss	$(1,614)	$(23,810)	$-		$(25,424)

Weighted average number of common shares outstanding:
Basic and diluted	10,933,355	-	18,000,000	(3)	28,933,355

Net loss per common share - basic & diluted	$(0.00)	$-	$-		$(0.00)

See accompanying notes to unaudited pro forma condensed combined financial statements.

3

AMERICAN INTERNATIONAL HOLDINGS CORP. AND SUBSIDIARY

Condensed Combined Statements of Operations

Year ended December 31, 2018 for American International Holdings Corp.

For the period from January 31, 2018 (inception) to December 31, 2018 for Novopelle Diamond, LLC

	American International Holdings Corp.	Novopelle Diamond, LLC	Pro Forma Adjustments		Pro Forma Combined

Revenues	$-	$35,913	$-		$35,913
Cost of sales	-	8,895	-		8,895
Gross margin	-	27,018	-		27,018

Operating expenses:
Selling and marketing	24,391	10,225	-		34,616
General and administrative	5,085,305	13,722	-		5,099,027
Total operating expenses	5,109,696	23,947	-		5,133,643

Operating income (loss)	(5,109,696)	3,071	-		(5,106,625)

Other expenses - interest expense	(2,976)	(10,591)	-		(13,567)

Net loss before income taxes	(5,112,672)	(7,520)	-		(5,120,192)

Provision for income taxes	-	-	-		-

Net loss	$(5,112,672)	$(7,520)	$-		$(5,120,192)

Weighted average number of common shares outstanding:
Basic and diluted	6,718,461	-	18,000,000	(3)	24,718,461

Net loss per common share - basic & diluted	$(0.76)	$-	$-		$(0.21)

See accompanying notes to unaudited pro forma condensed combined financial statements.

4

AMERICAN INTERNATIONAL HOLDINGS CORP.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(1) Basis of Presentation

Effective April 12, 2019, AMIH issued 18,000,000 shares of the AMIH’s common stock to the three members of Novopelle, to acquire 100% of the membership interests of Novopelle. The issuance of these shares represent a change in control of the AMIH. At closing, in accordance with the share exchange agreement, AMIH will remain as the parent company with Novopelle being a wholly owned subsidiary of AMIH.

Pro forma adjustments to the attached condensed combined financial statements include the following:

(1)	To record the issuance of 18,000,000 shares of AMIH common stock at $0.0001 par value to the three members of Novopelle.

(2)	To eliminate the accumulated deficit of AMIH.

(3)	To add the 18,000,000 common shares of AMIH stock to Novopelle members to the weighted average number of shares of AMIH, assuming the shares were issued at January 1, 2018.

5